Exhibit 99.1

Accelerate Diagnostics reports Q1 2018 financial results

TUCSON, Ariz., May 9, 2018 (GLOBE NEWSWIRE) -- Accelerate Diagnostics, Inc. today announced financial results for the quarter ending March 31, 2018. The company generated revenue of $801,000, up 51% from the prior year, and reported signed agreements for 345 instruments. Contracts for customer evaluations total 256 instruments while revenue generating placements grew to 89 across the U.S. and European regions.

“The team made considerable commercial and development progress to start the year, increasing awareness and adoption of the Accelerate Pheno™ system, and expanding its capability beyond bloodstream infections and sepsis to include patients with severe bacterial pneumonia,” said Lawrence Mehren, President and CEO. “By giving physicians the ability to optimize antibiotic therapy at least two days earlier, we continue to move closer to achieving our mission to dramatically improve outcomes for patients with these life-threatening infections.”

The company highlighted 12 recent customer studies shared at ECCMID, the European Congress of Clinical Microbiology and Infectious Diseases. These studies, all related to the Accelerate Pheno™ system, were shared at the congress by hospitals in Italy, Germany, Sweden, and the United States.

The company also reported progress on development of its severe bacterial pneumonia kit including alignment with the U.S. Food and Drug Administration (FDA) on a shorter and less complex, 510(k) regulatory pathway, for the test, along with the addition of two new pathogens and three additional antibiotics. The expected start of the U.S. clinical trial remains in late Q2 to Q3.

Mr. Mehren, together with Steve Reichling, the company’s Chief Financial Officer, will host a conference call to review the financial results, commercial progress, and development updates at 4:15 p.m. Eastern Time on May 9, 2018.

First quarter 2018 results

•	Net sales of $801,000 compared to $530,000 in the first quarter of 2017

•	Gross margin realized was 39%, impacted by one-time charges reported for the quarter

•	Selling, general, and administrative expenses of $14.4 million, compared to $10.5 million in the prior year period, driven by higher personnel and customer evaluation-related costs across the U.S. and Europe

•	R&D expenses for the first quarter of $6.8 million, compared to $4.3 million in the same quarter of 2017 due to investments made in preparation for activities related to the U.S. clinical trial for respiratory

•	Net loss of $20.8 million, or $0.37 per share on weighted average basic shares of 55.6 million shares outstanding, which includes $5.6 million in non-cash stock-based compensation expense

•	Net cash used in the quarter was $16.2 million, ending the quarter with total cash, investments, and cash-equivalents from all activities of $193.6 million

Full financial results for the quarter ending March 31, 2018 will be filed on Form 10-Q through the Securities and Exchange Commission’s (SEC) website at http://www.sec.gov.

Audio Webcast and Conference Call

Listen to an audio webcast of the call by visiting the events section of the company’s investor relations website at ir.axdx.com. A replay of the audio webcast will be available until August 9, 2018.

To participate in the conference call, dial +1.877.883.0383 and enter the conference ID: 8101976.

International participants may dial +1.412.902.6506. Please dial in 10-15 minutes prior to the start of the conference. A replay of the call will be available by telephone at +1.877.344.7529 (U.S.) or +1.412.317.0088 (international) using access code 10119275 until May 30, 2018.

About Accelerate Diagnostics, Inc.

Accelerate Diagnostics, Inc. (Nasdaq:AXDX), is an in vitro diagnostics company dedicated to providing solutions for the global challenge of antibiotic resistance and healthcare-associated infections. The company recently obtained FDA marketing authorization for antimicrobial susceptibility testing direct from positive blood culture samples using its Accelerate Pheno™ system and Accelerate PhenoTest™ BC kit. The system and kit leverage proprietary molecular identification methods and morphokinetic cellular analysis (MCA) to provide minimum inhibitory concentrations for a range of applicable antibiotics. The fully-automated system is designed to eliminate the lengthy culture and sample preparation steps required prior to antimicrobial susceptibility testing. Recent market studies suggest the solution offers results 1-2 days faster than conventional methods, enabling clinicians to optimize antibiotic selection, dosage, and infusion strategy specific to the individual patient and their infection.

The “ACCELERATE DIAGNOSTICS” and “ACCELERATE PHENO” and “ACCELERATE PHENOTEST” and diamond shaped logos and marks are trademarks or registered trademarks of Accelerate Diagnostics, Inc.

For more information about the company, its products or technology, visit axdx.com.

Forward-Looking Statements

Certain of the statements made in this press release are forward looking, such as those, among others, about our projections as to when certain key business milestones may be achieved, the potential of our products or technology, the growth of the market, our estimates as to the size of our market opportunity and potential pricing, our competitive position and estimates of time reduction to results, and our future development plans and growth strategy. Actual results or developments may differ materially from those projected or implied in these forward-looking statements. Information about the risks and uncertainties faced by Accelerate Diagnostics is contained in the section captioned "Risk Factors" in the company's most recent Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 1, 2018, and in any other reports that we file with the Securities and Exchange Commission from time to time. The company's forward-looking statements could be affected by general industry and market conditions. Except as required by federal securities laws, the company undertakes no obligation to update or revise these forward-looking statements to reflect new events, uncertainties or other contingencies.

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Investors May Contact:

Laura Pierson, Accelerate Diagnostics, +1 520 365-3100, investors@axdx.com

Reporters May Contact:

Andrew Chasteen, Accelerate Diagnostics, +1 520 365-3100, achasteen@axdx.com

Source: Accelerate Diagnostics, Inc.

ACCELERATE DIAGNOSTICS, INC.

CONDENSED CONSOLIDATED

BALANCE SHEET

(in thousands)

	March 31,	December 31,
	2018	2017
	Unaudited
ASSETS
Current assets:
Cash and cash equivalents	$126,847	$28,513
Investments	66,754	80,648
Trade accounts receivable	1,065	1,946
Inventory	10,127	8,063
Prepaid expenses	1,538	850
Other current assets	804	468
Total current assets	207,135	120,488
Property and equipment, net	5,851	4,890
Intellectual property, net	129	134
Total assets	$213,115	$125,512

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,758	$2,080
Accrued liabilities	4,578	3,636
Deferred revenue and income	117	1,071
Total current liabilities	7,453	6,787
Other long term liabilities	25	21
Convertible notes	99,162	—
Total liabilities	$106,640	$6,808

Commitments and contingencies

Stockholders’ equity:
Preferred shares, $0.001 par value;
5,000,000 preferred shares authorized and none outstanding as of March 31, 2018 and December 31, 2017	—	—
Common stock, $0.001 par value;
75,000,000 common shares authorized with 53,950,083 shares issued and outstanding on March 31, 2018 and 75,000,000 authorized with 55,673,810 shares issued and outstanding on December 31, 2017	54	56
Contributed capital	414,262	360,620
Treasury Stock	(45,067)	—
Accumulated deficit	(262,833)	(241,972)
Accumulated other comprehensive loss	59	—
Total stockholders’ equity	106,475	118,704
Total liabilities and stockholders’ equity	$213,115	$125,512

See accompanying notes to consolidated financial statements.

ACCELERATE DIAGNOSTICS, INC.

CONDENSED CONSOLIDATED

STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

Unaudited

(in thousands, except per share data)

	Three Months Ended
	March 31,	March 31,
	2018	2017
Net sales	$801	$530

Cost of sales	492	26
Gross profit	309	504

Costs and expenses:
Research and development	6,782	4,288
Sales, general and administrative	14,353	10,526
Total costs and expenses	21,135	14,814

Loss from operations	(20,826	(14,310)

Other income (expense):
Interest expense	(158)	—
Foreign currency exchange gain (loss)	55	(26)
Interest income	301	136
Total other income, net	198	110

Net loss before income taxes	(20,628)	(14,200)
Provision for income taxes	(184)	—
Net loss	$(20,812)	$(14,200)

Basic and diluted net loss per share	$(0.37)	$(0.27)
Weighted average shares outstanding	55,640	51,887

Other comprehensive loss:
Net loss	$(20,812)	$(14,200)
Net unrealized (loss) gain on available-for-sale investments	(53)	11
Foreign currency translation adjustment	112	56
Comprehensive loss	$(20,753)	$(14,133)

See accompanying notes to consolidated financial statements.

ACCELERATE DIAGNOSTICS, INC.

CONDENSED CONSOLIDATED

STATEMENT OF CASH FLOWS

Unaudited

(in thousands)

	Three Months Ended
	March 31,	March 31,
	2018	2017
Cash flows from operating activities:
Net loss	$(20,812)	$(14,200)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	539	505
Amortization of intangible assets	5	3
Amortization of investment discount	19	121
Equity-based compensation	5,602	3,215
Non-cash interest expense	158	—
Loss on disposal of property and equipment	11	—
(Increase) decrease in assets:
Accounts receivable	881	(522)
Inventory	(1,917)	(4,155)
Prepaid expense and other	(653)	(457)
Other current assets	(336)	(280)
Increase (decrease) in liabilities:
Accounts payable	701	276
Accrued liabilities	733	(4)
Deferred revenue and income	(1,003)	29
Deferred compensation	4	—
Net cash used in operating activities	(16,068)	(15,469)
Cash flows from investing activities:
Purchases of equipment	(1,294)	(229)
Purchases of available-for-sale securities	(9,356)	(4,562)
Sales of available-for-sale securities	3,000	—
Maturity of available-for-sale securities	20,125	8,845
Net cash provided in investing activities	12,475	4,054
Cash flows from financing activities:
Issuance of common stock net of issuance costs	134	189
Exercise of options and warrants	1,112	1,844
Proceeds from issuance of convertible note	150,000	—
Prepayment of forward stock repurchase transaction	(45,069)	—
Payment of debt issuance costs	(4,330)	—
Net cash provided by financing activities	101,847	2,033

Effect of exchange rate on cash:	80	55

Increase (decrease) in cash and cash equivalents	98,334	(9,327)
Cash and cash equivalents, beginning of period	28,513	19,244
Cash and cash equivalents, end of period	$126,847	$9,917